Exhibit 10.1

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of January 29, 2015, by and among Quotient Limited, a company organized under the laws of Jersey with registration number 109886 (the “Company”), and the investor listed on Schedule A attached hereto (the “Subscriber”).

WHEREAS:

A. QBD (QS-IP) Limited, a company organized under the laws of Jersey with registration number 109469 and a subsidiary of the Company, and Ortho-Clinical Diagnostics, Inc., a corporation incorporated under the laws of New York and an affiliate of the Subscriber have executed and delivered a Distribution and Supply Agreement (the “Distribution and Supply Agreement”), dated as of January 29, 2015.

B. The Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C. The Subscriber wishes to subscribe for, and the Company wishes to issue, upon the terms and conditions stated in this Agreement, (i) that aggregate number of ordinary shares, of no par value per share in the capital of the Company (the “Ordinary Shares”), set forth opposite the Subscriber’s name in column (3) on Schedule A (the “New Ordinary Shares”), and (ii) that aggregate number of preference shares, of no par value per share in the capital of the Company, with the rights set forth in Exhibit A attached hereto (the “Preference Shares Statement of Rights”), set forth opposite the Subscriber’s name in column (4) on Schedule A (the “Preference Shares”).

D. The New Ordinary Shares and the Preference Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and the Subscriber hereby agree as follows:

1.	SUBSCRIPTION AND ISSUE OF NEW ORDINARY SHARES AND PREFERENCE SHARES

(a) Issue of New Ordinary Shares and Preference Shares.

Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue to the Subscriber, and the Subscriber shall subscribe for on the Closing Date (as defined below), the number of New Ordinary Shares as is set forth opposite the Subscriber’s name in column (3) on Schedule A, along with the number of Preference Shares as is set forth opposite the Subscriber’s name in column (4) on Schedule A (the “Closing”).

(i) Closing. The date and time of the Closing (the “Closing Date”) shall be 12:00 p.m., New York City time, on Friday, January 30, 2015 (or such later date as is mutually agreed to by the Company and the Subscriber) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, NY 10019.

(ii) Subscription Price. The aggregate subscription price for the New Ordinary Shares and the Preference Shares to be subscribed for by the Subscriber at the Closing (the “Subscription Price”) shall be the amount set forth opposite the Subscriber’s name in column (7) on Schedule A. The subscription price for the New Ordinary Shares shall be $22.50 per New Ordinary Share and the subscription price for the Preference Shares shall be $22.50 per Preference Share.

(b) Form of Payment. On the Closing Date, the Subscriber shall pay the Subscription Price to the Company for the New Ordinary Shares and the Preference Shares to be issued and sold to the Subscriber at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions. The Company shall deliver to the Subscriber the New Ordinary Shares (allocated in the amounts as the Subscriber shall request) which the Subscriber is subscribing for hereunder, along with the Preference Shares (allocated in the amounts as the Subscriber shall request) which the Subscriber is subscribing for hereunder, in each case duly executed on behalf of the Company and registered in the name of the Subscriber or its designee.

2.	SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES.

The Subscriber represents, warrants and agrees with respect to only itself that:

(a) Organization and Good Standing. The Subscriber is a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg.

(b) Authorization and Power. The Subscriber has the requisite power and authority, corporate or otherwise, to enter into and perform this Agreement and to subscribe for the New Ordinary Shares and Preference Shares being sold to it hereunder. The execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary company action, and no further consent or authorization of the Subscriber or its board of managers, stockholders or partners, as the case may be, is required.

(c) No Public Sale or Distribution. The Subscriber is subscribing for the New Ordinary Shares and the Preference Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, the Subscriber does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act and pursuant to the applicable terms of this Agreement. The Subscriber is subscribing for the Securities hereunder in the ordinary course of its business. The Subscriber does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(d) Accredited Investor Status. The Subscriber is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e) Reliance on Exemptions. The Subscriber understands that the Securities are being offered and issued to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to subscribe for the Securities.

(f) Information. The Subscriber and its advisors, if any, have been furnished with, or had access to, all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Subscriber as it has deemed necessary or appropriate to conduct its due diligence investigation and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of its investment in the Company. The Subscriber and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Subscriber or its advisors, if any, or its representatives shall modify, amend or affect the Subscriber’s right to rely on the Company’s representations and warranties contained herein. The Subscriber understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(g) No Governmental Review. The Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h) Transfer or Resale. The Subscriber understands that:

(i) except as provided in Section 4(l): (i) the New Ordinary Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Subscriber shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such New Ordinary Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Subscriber provides the Company with reasonable assurance that such New Ordinary Shares can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the New Ordinary Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the New Ordinary Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the New Ordinary Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; provided, however, that any sale, assignment or transfer of the New Ordinary Shares shall be subject to Sections 2(h)(iii), 4(h) and 4(k).

(ii) (i) the Preference Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred (A) except as provided in the Preference Shares Statement of Rights and (B) pursuant to an exemption from registration under the 1933 Act, and (ii) neither the Company nor any other Person is under any obligation to register the Preference Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder; and

(iii) the Securities may be pledged in connection with a bona fide loan or financing arrangement secured by the Securities (including, without limitation, the senior secured credit facilities of Ortho-Clinical Diagnostics, Inc. and Ortho-Clinical Diagnostics S.A.) and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Subscriber effecting a pledge of the Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, this Section 2(h).

(i) Legends. The Subscriber understands that:

(i) the certificates or other instruments representing the New Ordinary Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the New Ordinary Shares upon which it is stamped, if, unless otherwise required by state securities laws, (i) such New Ordinary Shares are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of a law firm reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that such sale, assignment or transfer of the New Ordinary Shares may be made without registration under the applicable requirements of the 1933 Act, or (iii) such holder provides the Company with reasonable assurance that the New Ordinary Shares can be sold, assigned or transferred pursuant to Rule 144; provided, however, that any sale, assignment or transfer of the New Ordinary Shares shall be subject to Section 4(k), regardless of whether the legend set forth above is so removed; and

(ii) the certificates or other instruments representing the Preference Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such share certificates):

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (A) EXCEPT AS PROVIDED IN THE PREFERENCE SHARES STATEMENT OF RIGHTS RELATED THERETO AND (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(j) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Subscriber and shall constitute the legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k) No Conflicts. The execution, delivery and performance by the Subscriber of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Subscriber or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Subscriber is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Subscriber, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Subscriber to perform its obligations hereunder.

(l) Residency. The Subscriber maintains an office in the jurisdiction specified below its address on Schedule A.

(m) No General Solicitation. The Subscriber acknowledges that the Securities were not offered to the Subscriber by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Subscriber was invited by any of the foregoing means of communications.

(n) No Affiliates; Independent Investment. The Subscriber is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company or any of its subsidiaries (as defined in Rule 144 of the 1933 Act) or (iii) a “beneficial owner” of more than 10% of Ordinary Shares (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”)). Except as may be disclosed in any filings with the SEC by the Subscriber under Section 13 and/or Section 16 of the 1934 Act, the Subscriber has not agreed to act with any other Person for the purpose of acquiring, holding, voting or disposing of the Securities subscribed for hereunder for purposes of Section 13(d) under the 1934 Act, and the Subscriber is acting independently with respect to its investment in the Securities.

(o) Brokers. The Subscriber has no actual knowledge of any brokerage or finder’s fees or commissions that are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person or entity with respect to the transactions contemplated by this Agreement.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Subscriber that:

(a) Defined Terms. Capitalized terms used in this Section 3 without definition have the meanings ascribed to them in Annex A hereto.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including, without limitation, the issuance of the New Ordinary Shares and the Preference Shares, have been duly authorized by the Company’s Board of Directors and no further filing, consent or authorization is required by the Company, its Board of Directors, its shareholders or, to the Company’s knowledge, any other Person. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (ii) enforceability of the indemnification and contributions provisions set forth in this Agreement may be limited by the federal or state securities laws of the United States or the public policy underlying such laws.

(c) Issuance of Securities. The New Ordinary Shares and the Preference Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof and (i) the New Ordinary Shares shall be fully paid and nonassessable with the holders thereof being entitled to all rights accorded to a holder of Ordinary Shares and (ii) the Preference Shares shall be fully paid and nonassessable with the holders thereof being entitled to all rights accorded to a holder of Preference Shares. Assuming the accuracy of and compliance with each of the representations, warranties and agreements of the Subscriber herein, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the New Ordinary Shares and the Preference Shares) will not (i) result in a violation of the certificate of incorporation (or certificate of incorporation on change of name) or the articles of association of the Company or the articles of association, charters or bylaws (as applicable) or other applicable organizational documents of any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Global Market (the “Principal Market”) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of clauses (ii) and (iii) such as would not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, in each case in accordance with the terms hereof (other than (x) any consent, authorization or order that has been obtained as of the date hereof, (y) any filing or registration that has been made as of the date hereof or (z) any filings which may be required to be made by the Company with the SEC, state securities administrators or the Principal Market or The NASDAQ Stock Market, LLC, subsequent to the Closing; provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of and compliance with each of the relevant representations, warranties and agreements of the Subscriber herein). The Company is unaware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The Company is not, and upon the Closing will not be, in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Ordinary Shares in the foreseeable future.

(f) Acknowledgment Regarding Subscriber’s Subscription of the Securities. The Company acknowledges and agrees that the Subscriber is acting solely in the capacity of an arm’s length subscriber with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that the Subscriber is not acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by the Subscriber or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Subscriber’s subscription of the Securities. The Company further represents to the Subscriber that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Fees. Neither the Company, nor any of its Subsidiaries or affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Subscriber or its investment advisor) relating to or arising out of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries, any of their affiliates, and, to the Company’s knowledge, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange, listing agency or automated quotation system on which any of the securities of the Company are listed or designated. None of the Company, its Subsidiaries, their affiliates and, to the Company’s knowledge, any Person acting on their behalf will take, directly or indirectly, any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

(i) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation (or certificate of incorporation on change of name) or the articles of association of the Company or the laws of Jersey, Channel Islands or any other applicable jurisdiction which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Subscriber’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Company.

(j) SEC Documents; Financial Statements. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Subscriber which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(f) of this Agreement or in any disclosure schedules, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k) Transfer Taxes. On the Closing Date, all share transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issue of the New Ordinary Shares and the Preference Shares to be subscribed for by the Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(l) Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting subscriptions of, the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to subscribe for any other securities of the Company.

(m) Disclosure. All disclosure provided to the Subscriber regarding the Company or any of its Subsidiaries, their business and the transactions contemplated hereby furnished by the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Other than the transactions contemplated by this Agreement and the Distribution and Supply Agreement, no material event or circumstance has occurred or material information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(n) Additional Representations and Warranties. In addition to the representations and warranties set out in this Agreement, the Company hereby makes the representations and warranties set forth in Annex A hereto, each of which is incorporated in its entirety as if set forth herein.

4.	COVENANTS.

(a) Best Efforts. Each party shall use its best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required, and within the timeframes set forth, under Regulation D and to provide a copy thereof to the Subscriber upon request promptly after such filing. The Company, on or before the Closing Date, shall take such action as is necessary in order to obtain an exemption for or to qualify the Securities for subscription by the Subscriber at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, and shall upon request provide evidence of any such action so taken to the Subscriber on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and issue of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date; provided, however, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation or as a dealer in securities in any jurisdiction or to consent to general service of process in any jurisdiction.

(c) Reporting Status. From the date hereof until the earlier of: (i) the date on which the Subscriber shall have sold all the New Ordinary Shares and Preference Shares and (ii) the expiration of eighteen (18) full calendar months following the Closing Date (the “Reporting Period”), the Company shall use commercially reasonable efforts to (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) timely file all reports required to be filed with the SEC pursuant to the 1934 Act, including any extension period under Rule 12b-25 of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination and (iii) furnish or otherwise make available, as applicable, to the Subscriber, promptly upon request, (a) a written statement by the Company that it has, or that it has not, complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company to the extent such reports and documents are not available to the public through the EDGAR system and (c) such other information as may be reasonably requested to permit the Subscriber to sell such securities without registration pursuant to Rule 144.

(d) Use of Proceeds. The Company will use the proceeds from the issue of the New Ordinary Shares and the Preference Shares for general corporate purposes, including to fund the development costs for MosaiQ™, and not for (A) the repayment of any outstanding indebtedness of the Company or any of its Subsidiaries or (B) redemption or repurchase of any of its or its Subsidiaries’ equity securities.

(e) Financial Information. The Company agrees to send the following to the Subscriber during the Reporting Period, unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports in Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act (other than amendments in respect of the Company’s Registration Statement on Form S-1 (Registration No. 333-194390), as amended, or the Company’s Registration Statement on Form S-1 (Registration No. 333-200938), as amended), (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(f) Listing. The Company shall as soon as reasonably practicable (but in any event, within 15 business days after the Closing Date) secure the listing of all of the New Ordinary Shares upon each national securities exchange and automated quotation system, if any, upon which Ordinary Shares are then listed (subject to official notice of issuance) and shall maintain, so long as any other Ordinary Shares shall be so listed, such listing of all New Ordinary Shares from time to time issuable under the terms of this Agreement. The Company shall maintain the Ordinary Shares’ authorization for listing or quotation, as applicable, on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Ordinary Shares on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

(g) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by the Subscriber) relating to or arising out of the transactions contemplated hereby, including, without limitation, any reasonable fees or commissions payable to the Agents.

(h) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by the Subscriber in connection with a bona fide loan or financing arrangement that is secured by the Securities (including, without limitation, the senior secured credit facilities of Ortho-Clinical Diagnostics, Inc. and Ortho-Clinical Diagnostics S.A.) The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and the Subscriber effecting a pledge of Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including, without limitation, Section 2(h) of this Agreement; provided that the

Subscriber and its pledgee shall be required to comply with the provisions of Section 2(h) of this Agreement in order to effect a sale, transfer or assignment of Securities to such pledgee. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Subscriber; provided that any and all costs to effect the pledge of the Securities are borne by the pledgor and/or pledgee and not the Company.

(i) Disclosure of Transactions. On or before 5:30 p.m., New York City time, on the fourth Business Day following the date of this Agreement, the Company shall issue a press release and promptly thereafter file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and the Distribution and Supply Agreement in the form required by the 1934 Act (including all attachments, the “8-K Filing”); provided that the Company and the Subscriber will reasonably cooperate with each other regarding the preparation of the press release and the 8-K Filing, the press release and the 8-K Filing shall be in a form that is mutually agreed upon by the Company and the Subscriber and in no event shall the Distribution and Supply Agreement be filed as an exhibit to the 8-K Filing. The Company shall seek a confidential treatment request (“CTR”) with the SEC in connection with filing the Distribution and Supply Agreement as an exhibit (the “Exhibit Filing”) to the Company’s annual report on Form 10-K for the period as of and ending on March 31, 2015 (or, in the event the Company files a new registration statement or a post-effective amendment to an existing registration statement prior to the filing of such annual report, as an exhibit to such registration statement or amendment) and the Company and the Subscriber will reasonably cooperate with each other regarding the redaction of confidential and sensitive information (“CTR Information”) from the Distribution and Supply Agreement in connection with the CTR and such redactions will be mutually agreed upon by the Company and the Subscriber before filing the Distribution and Supply Agreement as an exhibit filing; provided, however, that the Company at all times reserves the right to withdraw an outstanding CTR in respect of any CTR Information, and to make a corresponding amendment to the Exhibit Filing to include disclosure of such CTR Information, without the Subscriber’s consent, for purposes of complying with any instructions, orders or directives received from the SEC compelling such CTR Information to be disclosed in the Exhibit Filing. Neither the Company, its Subsidiaries nor the Subscriber shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Subscriber, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.

(j) Conduct of Business. During the Reporting Period, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(k) Lock-up. Beginning on the date hereof and ending on the date on which a Lock-up Termination Event (as defined below) occurs (the “Lock-up Period”), the Subscriber will not, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act and the rules and regulations of the SEC promulgated thereunder with respect to, any New Ordinary Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the New Ordinary Shares, whether any such transaction is to be settled by delivery of the New Ordinary Shares, in cash or otherwise. The foregoing sentence shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the Subscriber, (c) transfers as a distribution to stockholders of the Subscriber, (d) dispositions to the Subscriber’s controlled affiliates, to any other entity controlled or managed by, directly or indirectly, the Subscriber or any Qualifying Holder (as defined in Section 8(h)) or (e) for the avoidance of doubt, a transfer, sale, assignment or pledge of the Securities made pursuant to Section 2(h)(iii) or Section 4(h); provided, however, that in the case of any transfer or disposition pursuant to the preceding clauses (a) through (d), (i) each transferee, distributee or recipient of the New Ordinary Shares transferred, distributed or disposed of agrees to be bound by the same restrictions in place for the Subscriber pursuant to the first sentence of this Section 4(k) for the duration of the Lock-up Period and executes and delivers to the Company a lock-up agreement substantially in the form of this Section 4(k), (ii) no filing under the 1934 Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution other than a filing of the Registration Statement in connection with Section 4(l) or a Form 5 when required and (iii) any such transfer or distribution shall not involve a disposition for value. The Lock-up Period will automatically terminate upon the earliest of: (i) a “Change in Control” or the sale of all or substantially all assets with respect to the Company, (ii) a Person (other than The Carlyle Group or one or more investment funds advised, managed or controlled by The Carlyle Group and their affiliates or any Qualifying Holder) acquires all or substantially all the assets of Ortho-Clinical Diagnostics Bermuda Co. Ltd., whether by merger, consolidation or restructuring, (iii) the termination of the Distribution and Supply Agreement, (iv) the termination or expiration of the Subscriber’s exclusive distribution rights pursuant to the Distribution and Supply Agreement, and (v) eighteen (18) months after the Closing Date (each a “Lock-up Termination Event”). For purposes of this Agreement, “Change in Control” in clause (i) of the preceding sentence shall have the meaning set forth in the Credit, Guaranty and Security Agreement, dated December 6, 2013, among Midcap Funding V, LLC, Quotient Biodiagnostics, Inc. and the other parties party thereto.

(l) Registration.

(i) Filing Upon a Lock-up Termination Event. If upon a Lock-up Termination Event, the Subscriber in good faith believes it is not able to sell all of the New Ordinary Shares then held by it pursuant to Rule 144 without volume or manner-of sale restrictions, the Company shall file as promptly as practicable (but in any event within thirty (30) days after a Lock-up Termination Event), and use its reasonable efforts to have declared effective as promptly as practicable (but in any event, within ninety (90) days after a Lock-Up Termination Event), a secondary only registration statement on Form S-3 (or any successor form to Form S-3) promulgated under the 1933 Act, registering the resale of such New Ordinary Shares (or, in the event that Form S-3 is not available for the registration of the resale of New Ordinary Shares, another appropriate form reasonably acceptable to the Subscriber) by the Subscriber (the “Registration Statement”). The Company shall use its reasonable efforts to cause the Registration Statement to become and remain effective until the date on which the Subscriber has disposed of all of the New Ordinary Shares. The Subscriber agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement, including furnishing to the Company such information regarding itself, the New Ordinary Shares held by it and the intended method of disposition of the New Ordinary Shares held by it as shall be reasonably required to effect the effectiveness of the registration of such New Ordinary Shares.

(ii) Limitations. The registration rights granted to the Subscriber in Section 4(l) are subject to the following limitations:

(1) The Company shall be entitled to a single postponement for a reasonable time, not exceeding ten (10) days, of the filing of the Registration Statement or its efforts to cause the Registration Statement to become effective if at the time the right to delay is exercised, the Company shall determine in good faith that such offering would interfere with any acquisition, financing or other transaction which the Company is actively pursuing and is material to the Company or would involve initial or continuing disclosure obligations that would not be in the best interests of the Company; and

(2) Notwithstanding the foregoing, the Company by notice to the Subscriber may postpone all sales under the Registration Statement for a reasonable time, not exceeding thirty (30) days, if the Company shall determine in good faith that permitting such sales would interfere in any material respect with any material acquisition, financing or other transaction which the Company is actively pursuing or require premature disclosure (if the Company is so advised by its legal counsel) of any other material corporate development or event, which disclosure the Company believes would adversely affect the interests of the Company; provided that the Company may not implement more than one such postponement.

(iii) Any registration rights applicable to the New Ordinary Shares shall also apply to any shares in the capital of the Company issued or issuable with respect to the New Ordinary Shares as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise.

(m) Cooperation. The Company shall undertake any additional actions reasonably necessary to maintain the availability of and facilitate a disposition by Subscriber of the New Ordinary Shares pursuant to any Registration Statement filed pursuant to Section 4 hereof.

(n) Tax Matters. Upon the reasonable request of the Subscriber, and to the extent permitted by applicable law or regulation, the Company shall reasonably cooperate with the Subscriber to provide such tax information to the Subscriber as is reasonably available to it and necessary for the preparation by the Subscriber (or any Affiliate of the Subscriber) of its U.S. federal and U.S. state tax returns. To the extent not prohibited by applicable law or regulation, the Company shall inform the Subscriber if it knows that it will be, or expects to be, classified as a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder).

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Subscriber), a register for the Ordinary Shares and Preference Shares in which the Company shall record the name and address of the Person in whose name the Ordinary Shares or Preference Shares have been issued (including the name and address of each transferee). The Company shall keep the register open and available at all times during business hours for inspection by the Subscriber or its legal representatives.

(b) Transfer Agent Matters. The Company represents and warrants that no instruction, other than stop transfer instructions to give effect to Section 2(h) or 4(k) hereof, will be given by the Company to its transfer agent or any subsequent transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If the Subscriber effects a sale, assignment or transfer of the Securities in accordance with Section 2(h), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Subscriber to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves New Ordinary Shares sold, assigned or transferred pursuant to an effective registration statement or, to the extent available, pursuant to Rule 144, the transfer agent shall issue such New Ordinary Shares to the Subscriber, assignee or transferee, as the case may be, without any restrictive legend. The Company shall cooperate with its transfer agent and the Subscriber and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the New Ordinary Shares to be offered pursuant to an effective registration statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Subscriber may reasonably request and registered in such names as the Subscriber may request.

(c) Breach. The Company acknowledges that a breach by it of its obligations under this Section 5 will cause irreparable harm to the Subscriber. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that the Subscriber shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.

The obligation of the Company hereunder to issue the New Ordinary Shares and the Preference Shares to the Subscriber at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Subscriber with prior written notice thereof:

(i) The Subscriber shall have executed each of this Agreement and the Distribution and Supply Agreement and delivered the same to the Company.

(ii) The Subscriber shall have delivered to the Company the Subscription Price for the New Ordinary Shares and the Preference Shares being purchased by the Subscriber at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of the Subscriber shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Subscriber at or prior to the Closing Date.

7.	CONDITIONS TO THE SUBSCRIBER’S OBLIGATION TO SUBSCRIBE.

The obligation of the Subscriber hereunder to subscribe for the New Ordinary Shares and the Preference Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Subscriber’s sole benefit and may be waived by the Subscriber at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to the Subscriber (a) each of this Agreement and the Distribution and Supply Agreement and (b) the New Ordinary Shares (in such amounts as the Subscriber shall request) and the Preference Shares (in such amounts as the Subscriber shall request) being subscribed for by the Subscriber at the Closing pursuant to this Agreement.

(ii) The Subscriber shall have received the opinion of Clifford Chance US LLP, counsel for the Company (“Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit B attached hereto.

(iii) The Subscriber shall have received the opinion of Carey Olsen, counsel for the Company with respect to the laws of Jersey (“Jersey Company Counsel”), dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

(iv) The Company shall have delivered to the Subscriber a certificate (“Good Standing Certificate”) evidencing the incorporation and good standing of the Company and each of its operating Subsidiaries in such entity’s jurisdiction of incorporation, formation or organization issued by the Secretary of State (or equivalent body) of such jurisdiction of incorporation, formation or organization as of a date within 10 days of the Closing Date, or such other document in lieu of a Good Standing Certificate reasonably satisfactory to the Subscriber.

(v) The Ordinary Shares shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market.

(vi) The Company shall have delivered to the Subscriber a certificate, executed by the Secretary of the Company and dated as of the Closing Date, in a form reasonably acceptable to the Subscriber, as to (i) the resolutions consistent with Section 3(b) as adopted by the Company’s Board of Directors, and (ii) the Articles of Association of the Company each as in effect at the Closing.

(vii) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscriber.

(viii) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the New Ordinary Shares and the Preference Shares.

(ix) The Company shall have delivered to the Subscriber such other documents relating to the transactions contemplated by this Agreement as the Subscriber or its counsel may reasonably request.

8.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. In addition, (i) the Company designates and appoints Quotient Biodiagnostics, Inc. as its authorized agent upon which process may be served in any such suit, action or proceeding that may be instituted in any such court, and agrees that service of any process, summons, notice or document by the U.S. registered mail addressed to Quotient Biodiagnostics, Inc., with written notice of said service to such Person at the address of 301 South State Street, Suite S-204, Newtown, Pennsylvania 18940 shall be effective service of process for any such legal action or proceeding brought in any such court and (ii) the Subscriber designates and appoints Ortho-Clinical Diagnostics, Inc. as its authorized agent upon which process may be served in any such suit, action or proceeding that may be instituted in any such court, and agrees that service of any process, summons, notice or document by the U.S. registered mail addressed to Ortho-Clinical Diagnostics, Inc., with written notice of said service to such Person at the address of 1001 US Highway Route 202, Raritan, New Jersey 08869, shall be effective service of process for any such legal action or proceeding brought in any such court.

(b) Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile (or other electronic form of) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile (or other electronic form of) signature.

(d) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(f) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement contains the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Subscriber. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. The Company has not, directly or indirectly, made any agreements with the Subscriber relating to the terms or conditions of the transactions contemplated by this Agreement except as set forth in this Agreement. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Distribution and Supply Agreement, the Subscriber has not made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(g) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Quotient Limited

Elizabeth House

9 Castle Street

St Helier

JE2 3RT

Jersey, Channel Islands

Telephone: +44 131 445 6159

Facsimile: +44 153 4700 007

Attention: Paul Cowan

with a copy (for informational purposes only) to:

Clifford Chance US LLP

31 West 52nd Street

New York, New York 10019

Attention: Alejandro E. Camacho and Per B. Chilstrom

Facsimile: 212-878-8375

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

17 Battery Place

New York, NY 10004

Telephone: 212-845-3277

Facsimile: 212-616-7615

Attention: Henry Farrell

If to the Subscriber, to its address and facsimile number set forth on Schedule A, with copies to the Subscriber’s representatives as set forth on Schedule A and to such other address and/or facsimile number and/or to the attention of such other Person as the Subscriber has specified by written notice given to the Company five (5) days prior to the effectiveness of such change.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company, in which event such assignee shall be deemed to be a Subscriber hereunder with respect to such assigned rights and obligations. Notwithstanding the foregoing, the Subscriber may assign or transfer its rights under this Agreement to a Qualifying Holder (as defined below) without the prior written consent of the Company so long as such Qualifying Holder agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement (a “Qualifying Transferee”). For purposes of this Section 8(h), the term “Qualifying Holder” shall mean, with respect to the Subscriber, (i) any partner or member thereof or (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, the Subscriber or any partner or member thereof. After any transfer in accordance with this Section 8(h), the rights and obligations of the Subscriber as to any transferred New Ordinary Shares shall be the rights and obligations of the Qualifying Transferee holding such New Ordinary Shares.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Survival. The representations and warranties of the Company and the Subscriber contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4 and 8 shall survive the Closing.

(k) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l) Indemnification. In consideration of the Subscriber’s execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under this Agreement, the Company shall defend, protect, indemnify and hold harmless the Subscriber, the directors, officers, members, partners, employees, agents and representatives thereof, and each Person, if any, who controls the Subscriber within the meaning of the 1933 Act or the 1934 Act (collectively, the “Indemnitees”), from and against any and all actions, causes of action, suits, claims, losses, reasonable costs, penalties, reasonable fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any untrue statement of a material fact contained in the SEC Documents or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) to the extent the Company is obligated to file a Registration Statement pursuant to Section 4(l), any untrue statement of a material fact contained in (A) the Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other Blue Sky Laws, or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) any preliminary prospectus if used prior to the effective date of such Registration Statement, or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC), or any omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee and shall survive the transfer of the New Ordinary Shares by the Subscriber pursuant to Section 8(h). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(i) Promptly after receipt by an Indemnitee of notice of the commencement of any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing (each, a “Claim”), the Indemnitee shall, if a request for indemnification in respect thereof is to be made against the Company under this Section 8(l), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitees; provided, however, that an Indemnitee shall have the right to retain its own counsel with the reasonable fees and expenses of not more than one counsel for such Indemnitee to be paid by the Company, if, in the reasonable opinion of counsel retained by the Company, the representation by such counsel of the Indemnitee and the Company would be inappropriate due to actual or potential differing interests between Indemnitee and any other party represented by such counsel in such proceeding. The Indemnitee shall cooperate fully with the Company in connection with any negotiation or defense of any such Claim by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such Claim. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any Claim effected without its prior written consent; provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Claim, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 8(l), except to the extent that the Company is prejudiced in its ability to defend such action.

(ii) The indemnification required by this Section 8(l) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or losses are incurred, and in each case submitted to the Company for payment subject to and in accordance with this Section 8(l). The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnitee against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to the law.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies. The Subscriber shall have all rights and remedies set forth in this Agreement and all rights and remedies which the Subscriber has been granted at any time under any other agreement or contract and all of the rights which the Subscriber has under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Subscriber. The Company therefore agrees that the Subscriber shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(o) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Subscriber exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then at any time prior to performance by the Company of such obligation the Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p) Payment Set Aside. To the extent that the Company makes a payment or payments to the Subscriber hereunder or the Subscriber enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q) Independent Nature of Subscriber’s Obligations and Rights. The Company acknowledges and the Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Subscriber and the Company have caused its respective signature page to this Subscription Agreement to be duly executed as of the date first written above.

COMPANY:

QUOTIENT LIMITED

By:	/s/ Paul Cowan
Name: Paul Cowan
Title: Chairman and CEO

IN WITNESS WHEREOF, each of the Subscriber and the Company have caused its respective signature page to this Subscription Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

ORTHO-CLINICAL DIAGNOSTICS FINCO S.À R.L.

By:	/s/ Laurent Ricci
Name: Laurent Ricci
Title: B Manager

SCHEDULE A

SUBSCRIBER

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(6)
Subscriber	Address and Facsimile Number	Number of New Ordinary Shares	Number of Preference Shares	Subscription Price for New Ordinary Shares	Subscription Price for Preference Shares	Total Subscription Price	Legal Representative’s Address and Facsimile Number
Ortho-Clinical Diagnostics Finco S.à r.l., a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg, having a share capital of EUR 19,211,481.-, registered office at 5, rue Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg, registered with the Luxembourg trade and companies’ register under number B 186226		444,445	666,665	$10,000,012.50	$14,999,985.00	$24,999,997.50

ANNEX A – ADDITIONAL REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties. The Company represents and warrants to the Subscriber that (capitalized terms used in this Annex A without definition have the meanings ascribed to them in the Subscription Agreement to which this Annex A relates (the “Subscription Agreement”)):

(a) as of the date of the Subscription Agreement, the Company has an authorized and outstanding capitalization as set forth in the Company’s Registration Statement on Form S-1 filed December 15, 2014 (as amended, the “PIPE Registration Statement”); all of the issued and outstanding shares in the capital, including the Ordinary Shares, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and the certificate of incorporation (or certificate of incorporation on change of name) of the Company and the articles of association of the Company, each in the form filed with the SEC, have been heretofore duly authorized and approved in accordance with the laws of Jersey and are effective and in full force and effect;

(b) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Jersey, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the SEC Documents;

(c) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and the Subsidiaries (as defined below) taken as a whole or (ii) prevent or materially interfere with consummation of the transactions contemplated by the Subscription Agreement (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(d) the Company has no subsidiaries (as defined under the 1933 Act) other than QBD (QSIP) Limited, a company formed under the laws of Jersey, Quotient Biodiagnostics, Inc., a Delaware corporation, Alba Bioscience Limited, a company formed under the laws of Scotland, and Quotient Suisse SA, a company formed under the laws of Switzerland (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding share capital or capital stock (as applicable) of each of the Subsidiaries; other than the share capital or capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares in the capital, shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or other entity in good standing under the laws of its respective jurisdiction of incorporation or formation, with full power and authority, corporate or otherwise, to own, lease and operate its properties and to conduct its business as described in the SEC Documents; each Subsidiary is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares in the capital or shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and, except as disclosed in the SEC Documents, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares in the capital, shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(e) the share capital of the Company, including the Securities, conforms in all material respects to each description thereof, if any, contained in the SEC Documents; and the certificates for the Securities are in due and proper form;

(f) there is no franchise, contract or other document of a character required to be described in the SEC Documents, or to be filed as an exhibit thereto, which is not described or filed as required;

(g) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective certificate of incorporation or certificate of incorporation on name change or articles of association, charter or bylaws or other applicable organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the Principal Market), or (E) any decree, judgment or order applicable to it or any of its properties, except, in the case of clauses (B), (C) or (D), where such breach, violation, default, event or right would not, individually or in the aggregate, have a Material Adverse Effect;

(h) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct their respective businesses, except where the failure to have or have obtained such licenses, authorizations, consents or approvals or make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(i) none of the Company or any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Jersey, Scotland or Switzerland;

(j) Except as except as described in the SEC Documents, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the Principal Market), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect;

(k) the financial statements included in the SEC Documents, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company and the Subsidiaries for the periods specified and have been prepared in all material respects in compliance with the requirements of the 1934 Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and accounting data of the Company contained in the SEC Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements or the books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the SEC Documents that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the SEC Documents (excluding the exhibits thereto); and all disclosures, if any, contained in the SEC Documents regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable;

(l) except as disclosed in the SEC Documents (excluding the exhibits thereto), each share option granted under any share option plan of the Company or any Subsidiary (each, a “Stock Plan”) was granted with a per share exercise price no less than the fair market value per share of the applicable class of share in the capital or capital stock of the Company or such Subsidiary on the grant date of such option, and no such grant involved any “back-dating,” “forward-dating,” or similar practice with respect to the effective date of such grant; except as would not, individually or in the aggregate, have a Material Adverse Effect, each such option (i) was granted in compliance with applicable law and with the applicable Stock Plan(s), (ii) was duly approved by the Board of Directors (or a duly authorized committee thereof or an officer of the Company or such Subsidiary duly authorized by the Board of Directors or authorized committee thereof to make such grants) of the Company or such Subsidiary, as applicable, and (iii) has been properly accounted for in the Company’s financial statements in accordance with U.S. generally accepted accounting principles and disclosed in the Company’s filings with the SEC;

(m) Except as disclosed in the SEC Documents and other than the transactions contemplated by the Subscription Agreement and the Distribution and Supply Agreement, subsequent to the respective dates as of which information is given in the SEC Documents, in each case excluding any amendments to the foregoing made after the execution of the Subscription Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any Subsidiary, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the share capital, capital stock or outstanding indebtedness of the Company or any Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the share capital or capital stock of the Company or any Subsidiary;

(n) neither the Company nor any Subsidiary is required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), nor will they be after giving effect to the offering and sale of the New Ordinary Shares and the Preference Shares and the application of the proceeds thereof;

(o) based on the projected composition of the Company’s income and fair market value of its assets, the Company does not expect to be a “passive foreign investment company” (as defined in Section 1297 of the Code and the regulations promulgated thereunder) for its taxable year ended March 31, 2014 and the foreseeable future;

(p) except as disclosed in the SEC Documents, the Company and each of the Subsidiaries have good and marketable title to all property (real and personal, excluding for the purposes of this Section 1(p), Intellectual Property (as defined below)) described in the SEC Documents as being owned by any of them, free and clear of all liens, claims, security interests or other encumbrances, except for such liens, claims, security interests or encumbrances as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such Subsidiary; all the property described in the SEC Documents as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws relating to creditor’s rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”);

(q) except as disclosed in the SEC Documents, the Company and the Subsidiaries own the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information (collectively, “Intellectual Property”) described in the SEC Documents as being owned by them and own or have obtained valid and enforceable licenses for, or other rights to use all Intellectual Property (except that the enforcement thereof may be subject to the Enforceability Exceptions) used in and necessary for the conduct of their respective businesses as currently conducted or as currently proposed to be conducted (including the commercialization of products or services described in the SEC Documents as under development) (collectively, “Company

Intellectual Property”); to the Company’s knowledge, (i) there are no third parties who have or will be able to establish rights to any Company Intellectual Property that is described in the SEC Documents as owned or purported to be owned by the Company or any of the Subsidiaries, except for, and to the extent of, the ownership rights of any co-owners of such Company Intellectual Property that are disclosed in the SEC Documents (excluding the exhibits thereto); (ii) there is no infringement by misappropriation or other violation by any third parties of any Company Intellectual Property owned by or exclusively licensed to the Company or any of the Subsidiaries; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) neither the Company nor any Subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Company Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) neither the Company nor any Subsidiary has received any notice from, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes, misappropriates or otherwise violates, or could, upon the commercialization of any product or service described in the SEC Documents as under development, infringe, misappropriate or violate any Intellectual Property of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) the Company and the Subsidiaries have complied with the material terms of each agreement pursuant to which Company Intellectual Property has been licensed to the Company or any Subsidiary, and all such agreements are in full force and effect; (vii) to the Company’s knowledge there is no patent or patent application that contains claims that interfere with the issued or pending claims of any patents included in the Company Intellectual Property owned by or exclusively licensed to the Company or any of the Subsidiaries; (viii) the products described in the SEC Documents as under development by the Company or the Subsidiaries fall within the scope of the claims of one or more patents owned by, or exclusively licensed to, the Company or any Subsidiary; (ix) all patents and patent applications owned by and, to the Company’s knowledge, exclusively licensed to the Company and any Subsidiary have been duly and properly filed and maintained and the Company and the Subsidiaries and, to the Company’s knowledge, the applicable licensor have complied in all material respects with their duty of candor and disclosure to the U.S. Patent and Trademark Office (the “PTO”) or other applicable patent office with respect to all patent applications owned by or exclusively licensed to the Company or any of the Subsidiaries and included in the Company Intellectual Property and filed with the PTO or other applicable patent office; (x) the Company and the Subsidiaries have taken all steps reasonably necessary to secure their respective interest in the Company Intellectual Property owned or purported to be owned by the Company or any of the Subsidiaries, including obtaining all necessary assignments from its employees, consultants and contractors pursuant to a written agreement; (xi) the Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets included in any Intellectual Property, and no such Company Intellectual Property has been disclosed other than to employees, representatives, independent contractors, collaborators, licensors, licensees, agents and advisors of the Company and the Subsidiaries who are legally bound to a duty of confidentiality; (xii) the Company and the Subsidiaries are not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that are required to be described in the SEC Documents that are not so described therein; (xiii) all conditions stated in any license agreement under which Company Intellectual Property is exclusively licensed to the Company or any Subsidiary that are required to be satisfied in order for the Company to retain exclusive rights have been timely satisfied; (xiv) to the Company’s knowledge, the issued patents owned by or exclusively licensed to the Company or any of the Subsidiaries are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application owned by the Company or any of the Subsidiaries; and (xv) except as disclosed in the SEC Documents, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Company Intellectual Property that is owned or purported to be owned by the Company or any Subsidiary that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Company Intellectual Property;

(r) except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice, (ii) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board or any similar foreign body, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, (iii) to the Company’s knowledge, no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (iv) there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws, or the rules and regulations promulgated thereunder, or any similar applicable foreign law, rule or regulation, concerning the employees of the Company or any of the Subsidiaries;

(s) the Company and the Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of the Subsidiaries hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any Subsidiary under, or to interfere with or prevent compliance by the Company or any Subsidiary with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any

Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(t) all material tax returns required to be filed by the Company or any of the Subsidiaries have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all material taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(u) At no time in the past six years has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur material liability under Section 4063 or 4064 of ERISA. No “welfare benefit plan” as defined in Section 3(1) of ERISA provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law and except, on a case by case basis, limited extensions of health insurance benefits to former employees receiving severance payments from the Company. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred and no condition exists that would subject the Company to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary to the extent required by applicable law; the Company does not have any obligations under any collective bargaining agreement with any union. As used in this Annex A, “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (x) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (y) the Company or any of its subsidiaries has had or has any present or future direct or contingent obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as determined pursuant to Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States of America or which covers any employee working or residing outside of the United States;

(v) the Company and each of the Subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their respective businesses; all such insurance is fully in force on the date of the Subscription Agreement and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any Subsidiary has any reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted at a cost that would not result in any Material Adverse Effect;

(w) neither the Company nor any Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in the SEC Documents, or referred to or described in, or filed as an exhibit to, the SEC Documents, and no such termination or non-renewal has been threatened by the Company or any Subsidiary or, to the Company’s knowledge, by any other party to any such contract or agreement;

(x) the Company and each of the Subsidiaries have established and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(y) the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the 1934 Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s independent registered public accountants and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies, if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; all “significant deficiencies” and “material weaknesses” (as such terms are defined in Rule 1-02(a)(4) of Regulation S-X under the 1933 Act) of the Company, if any, have been identified to the Company’s independent registered public accountants and are disclosed in the SEC Documents (excluding the exhibits thereto); since the end of the Company’s most recent audited fiscal year, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, and the Company has taken all necessary actions to ensure that the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(z) each “forward-looking statement” (within the meaning of Section 27A of the 1933 Act or Section 21E of the 1934 Act) contained in the SEC Documents has been made or reaffirmed with a reasonable basis and in good faith;

(aa) all statistical or market-related data included in the SEC Documents (other than that discussed in Section 1(k) of this Annex A) are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(bb) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery laws, rules, or regulations of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”), the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope; neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries, is aware of any such action, directly or indirectly, having been taken on behalf of the Company or any of the Subsidiaries; and the Company and the Subsidiaries and, to the knowledge of the Company, their respective affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(cc) the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or intergovernmental group or organization, or any executive order, directive or regulation pursuant to the authority of the foregoing or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(dd) neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the United States Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority (collectively, “Sanctions”), or located, organized or residing in a country or territory that is the subject of Sanctions; the Company will not directly or indirectly use the proceeds of the offering of the Securities contemplated by the Subscription Agreement, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any Sanctions administered or enforced by such authorities; for the past five years, neither the Company or any of its Subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions; none of the Company, any Subsidiaries or, to the knowledge of the Company, any director, officer, employee, agent, affiliate, joint venture partner or other person associated with or acting on behalf of the Company or any of its Subsidiaries (other than the Underwriters, as to which no representation or warranty is made) has engaged in activities sanctionable under the Iran Sanctions Act, the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Threat Reduction and Syria Human Rights Act of 2012, the National Defense Authorization Act for the Fiscal Year 2012, the National Defense Authorization Act for the Fiscal Year 2013, Executive Order Nos. 13628, 13622, and 13608, or any other U.S. economic sanctions relating to Iran (collectively, the “Iran Sanctions”), and neither the Company nor any Subsidiary will engage in any activities or business that would subject it to sanction under the Iran Sanctions;

(ee) no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except, in each case, as described in the SEC Documents (excluding the exhibits thereto);

(ff) (i) All dividends and other distributions declared and payable on the share capital of the Company, now or in the future, may, under the current laws and regulations of Jersey, be paid in United States Dollars that (subject to any applicable Sanctions) may be freely transferred out of Jersey; (ii) all such dividends and other distributions are not or will not be, as the case may be, subject to withholding or other taxes under the current laws and regulations of Jersey; and (iii) all such dividends and other distributions under such current laws and regulations are or will be otherwise free and clear of any other tax (save for any income tax that may be payable by the recipient of a distribution who is resident in Jersey), withholding or deduction in Jersey and (subject to any applicable Sanctions) without the necessity of obtaining any consent, approval, authorization or order in Jersey;

(gg) each of the Company and its Subsidiaries have submitted and possess, or qualify for applicable exemptions to, such valid and current registrations, listings, approvals, clearances, licenses, certificates, authorizations or permits and supplements or amendments thereto issued or required by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their business, including, without limitation, all such certificates, authorizations and permits required by the United States Food and Drug Administration (“FDA”), the United States Department of Health and Human Services (“HHS”), the European Medicines Agency (“EMA”) or any other state, federal or foreign agencies or bodies engaged in the regulation of medical devices (including diagnostic products), biological products, drugs or biohazardous materials (collectively, the “Regulatory Agencies”), and the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit, except for notices which would not, individually or in the aggregate, have a Material Adverse Effect;

(hh) the feasibility studies that are described in, or the results thereof which are referred to in, the SEC Documents were conducted in all material respects in accordance with standard accepted medical and scientific research procedures; each description of the results of such studies contained in the SEC Documents is accurate and complete in all material respects and fairly presents the data derived from such studies, and the Company and the Subsidiaries have no knowledge of any other studies or tests or trials the results of which are inconsistent with, or otherwise call into question, the results described or referred to in the SEC Documents;

(ii) the Company and its Subsidiaries and, to the Company’s knowledge, the Company’s and its Subsidiaries’ respective directors, officers, employees, and agents (while acting in such capacity) are, and at all times prior hereto were, in material compliance with, all health care laws applicable to the Company, any of its subsidiaries or any of its or their products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Anti-Inducement Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter, or other issuance which imposes legally binding requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of drugs, biological products and/or medical devices (including diagnostic products), kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”) except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notification, correspondence or any other written or oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority, including, without limitation, the FDA, the EMEA, the United States Federal Trade Commission, the United States Drug Enforcement Administration (“DEA”), the Centers for Medicare & Medicaid Services, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or any of its subsidiaries under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company or any of its subsidiaries under any Health Care Laws;

(jj) the manufacture by or on behalf of the Company or any of its Subsidiaries of the Company’s and any Subsidiary’s respective products is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 C.F.R. Parts 210, 211, 600 through 680, and 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States;

(kk) the Company and its Subsidiaries are complying in all material respects with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements at 21 C.F.R. Parts 310, 314, 600, and 803, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States;

(ll) except as disclosed in the SEC Documents, neither the Company nor any of its Subsidiaries has had any product, clinical laboratory or manufacturing site (whether Company-owned or owned by any of its Subsidiaries or a third party manufacturer for the Company’s or its Subsidiaries’ respective products) subject to a governmental authority (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make changes to the Company’s or any of its Subsidiaries’ respective products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws. To the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action;

(mm) except as disclosed in the SEC Documents, there have been no material recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance with respect to the Company’s or any of its Subsidiaries’ respective products (“Safety Notices”); to the Company’s knowledge, there are no facts that would be reasonably likely to result in (i) a Safety Notice with respect to the Company’s or any of its Subsidiaries’ respective products or services, (ii) a material change in labeling of any the Company’s or any of its Subsidiaries’ respective products or services, or (iii) a material termination or suspension of marketing or testing of any of the Company’s or any of its Subsidiaries’ respective products or services;

(nn) the Company has not knowingly made any false statements on, or material omissions from, any applications, approvals, reports or other submissions to any Regulatory Agency, or in or from any other records and documentation prepared or maintained to comply with the requirements of any Regulatory Agency relating to the Company’s or any of its Subsidiaries’ respective products. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (a) debarment under 21 U.S.C. Section 335a or any similar state or foreign law or regulation or (b) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign law or regulation, and none of the Company or any such person has been so debarred or excluded;

(oo) neither the Company nor any of its Subsidiaries has any securities that are rated by any “nationally recognized statistical rating agency” (as that term is defined in Section 3(a)(62) of the 1934 Act).

Exhibit A

Preference Shares Statement of Rights

Exhibit B

Form of Company Counsel Opinion

Exhibit C

Form of Jersey Counsel Opinion